Exhibit 10.1

                                                                 EXECUTION COPY








                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                February 12, 2004

                                     between

                               BE AEROSPACE, INC.

                            The LENDERS Party Hereto

                             J.P. MORGAN SECURITIES
                                     INC.,
                         as Lead Arranger and Bookrunner

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                                   $50,000,000

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Defined Terms..................................................5
SECTION 1.02.  Classification of Loans and Borrowings........................25
SECTION 1.03.  Terms Generally...............................................26
SECTION 1.04.  Accounting Terms and Determinations...........................26

                                   ARTICLE II
                                   THE CREDITS

SECTION 2.01.  The Commitments...............................................27
SECTION 2.02.  Loans and Borrowings..........................................27
SECTION 2.03.  Requests for Borrowings.......................................28
SECTION 2.04.  Letters of Credit.............................................29
SECTION 2.05.  Funding of Borrowings.........................................32
SECTION 2.06.  Interest Elections............................................33
SECTION 2.07.  Termination and Reduction of the Revolving Credit Commitments.34
SECTION 2.08.  Repayment of Loans; Evidence of Debt..........................35
SECTION 2.09.  Prepayment of Loans...........................................36
SECTION 2.10.  Fees..........................................................36
SECTION 2.11.  Interest......................................................37
SECTION 2.12.  Alternate Rate of Interest....................................38
SECTION 2.13.  Increased Costs...............................................38
SECTION 2.14.  Break Funding Payments........................................39
SECTION 2.15.  Taxes.........................................................40
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs...41
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders................43

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers..........................................44
SECTION 3.02.  Authorization; Enforceability.................................44
SECTION 3.03.  Governmental Approvals; No Conflicts..........................44
SECTION 3.04.  Financial Condition; No Material Adverse Change...............45
SECTION 3.05.  Properties....................................................45
SECTION 3.06.  Litigation and Environmental Matters..........................45
SECTION 3.07.  Compliance with Laws..........................................47
SECTION 3.08.  Investment and Holding Company Status.........................47
SECTION 3.09.  Taxes.........................................................47
SECTION 3.10.  ERISA.........................................................47
SECTION 3.11.  Disclosure....................................................48
SECTION 3.12.  Use of Credit.................................................48
SECTION 3.13.  Material Agreements and Liens.................................48
SECTION 3.14.  Subsidiaries and Investments..................................48
SECTION 3.15.  Capitalization................................................49

                                   ARTICLE IV
                                   CONDITIONS

SECTION 4.01.  Effective Date................................................49
SECTION 4.02.  Each Credit Event.............................................51

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information....................52
SECTION 5.02.  Notices of Material Events....................................54
SECTION 5.03.  Existence; Conduct of Business; Etc...........................54
SECTION 5.04.  Insurance.....................................................55
SECTION 5.05.  Use of Proceeds and Letters of Credit.........................56
SECTION 5.06.  Certain Obligations Respecting Subsidiaries...................56
SECTION 5.07.  Environmental Matters.........................................58

                                   ARTICLE VI
                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness..................................................58
SECTION 6.02.  Liens.........................................................60
SECTION 6.03.  Fundamental Changes...........................................61
SECTION 6.04.  Lines of Business.............................................62
SECTION 6.05.  Investments...................................................62
SECTION 6.06.  Restricted Payments...........................................64
SECTION 6.07.  Transactions with Affiliates..................................64
SECTION 6.08.  Certain Financial Covenants...................................65
SECTION 6.09.  Modifications of Certain Documents............................65
SECTION 6.10.  Redemption of Senior and Senior Subordinated Indebtedness.....65

                                   ARTICLE VII

EVENTS OF DEFAULT............................................................66

                                  ARTICLE VIII

THE ADMINISTRATIVE AGENT.....................................................69

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.  Notices.......................................................71
SECTION 9.02.  Waivers; Amendments...........................................71
SECTION 9.03.  Expenses; Indemnity; Damage Waiver............................73
SECTION 9.04.  Successors and Assigns........................................74
SECTION 9.05.  Survival......................................................77
SECTION 9.06.  Counterparts; Integration; Effectiveness......................77
SECTION 9.07.  Severability..................................................77
SECTION 9.08.  Right of Setoff...............................................77
SECTION 9.09.  Governing Law; Jurisdiction; Etc..............................78
SECTION 9.10.  WAIVER OF JURY TRIAL..........................................78
SECTION 9.11.  Headings......................................................78
SECTION 9.12.  Treatment of Certain Information; Confidentiality.............79
SECTION 9.13.  Successor Facility............................................79

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 12, 2004 between BE AEROSPACE, INC., the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

                  The Borrower, the lenders named therein (including certain of the Lenders hereunder) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent, are party to a Credit Agreement dated as of August 21, 2001 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) and the Administrative Agent agree to amend and restate the Existing Credit Agreement to provide, inter alia, for extensions of credit, by means of loans and letters of credit, in the aggregate amount up to but not exceeding $50,000,000. The Lenders are willing to so agree, and accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 4.01) in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Account Debtor" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Acquisition" means any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries (a) acquires any ongoing business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or similar arrangement. The terms "Acquire" and "Acquired" used as a verb shall have a correlative meaning.

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.




                      Amended and Restated Credit Agreement

                  "Adjusted Net Worth" means, as at any date, the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (a) total stockholders' equity of the Borrower and its Subsidiaries plus (b) the aggregate amount of Restricted Payments made since September 30, 2003 in respect of the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Borrower permitted under Section 6.06 plus
(c) the fair market value of any shares of capital stock of the Borrower (determined as of the date such shares are issued) issued after September 30, 2003 which are utilized in any business combination accounted for using pooling of interest accounting plus (d) the aggregate after-tax amount (calculated using the then effective corporate Federal tax rate, regardless of the after-tax amount determined in accordance with GAAP) of any non-recurring non-cash write-offs of intangible assets since September 30, 2003, of which the portion thereof not effected under Statement of Financial Accounting Standards No. 142 shall not exceed $50,000,000 plus (e) the amount of any purchased research and development and related acquisition costs of a target company to the extent such costs are or have been expensed after September 30, 2003 plus (f) the aggregate amount of any nonrecurring costs associated with any Acquisition and incurred at the time thereof plus (g) the aggregate amount of foreign currency translation losses (or minus the aggregate amount of foreign currency translation gains) carried on the balance sheet of the Borrower and its Subsidiaries at said date plus (h) any write-off of the note and receivable due from Thomson-CSF Sextant, Inc. related to the Borrower's sale of the In-Flight Entertainment line of business in an amount not to exceed $30,000,000.

                  "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Subsidiaries of the Borrower shall be Affiliates.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.



                      Amended and Restated Credit Agreement

                  "Applicable Percentage" means, (a) with respect to any Lender for purposes of Section 2.04 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and (b) with respect to any Lender for purposes of Section 2.04 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Revolving Credit Commitments or Loans hereunder represented by aggregate amount of such Lender's Revolving Credit Commitment or Loans hereunder. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, for any Type of Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date:

                                 ABR         Eurodollar             Commitment                   Letter of
      Leverage Ratio:          Spread         Spread                 Fee Rate                   Credit Fees
      --------------           ------        ----------             ----------                  -----------

        Category 1              1.50%           2.50%                 0.500%                       2.50%
        ----------
    Less than 5.00 to 1

        Category 2              2.50%           3.50%                 0.500%                       3.50%
        ----------
 Less than 6.50 to 1, but
 greater than or equal to
         5.00 to 1

        Category 3              3.00%           4.00%                 0.500%                       4.00%
        ----------
 Greater than or equal to
        6.50 to 1.

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a), (b) or (f), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided further, that that the Leverage Ratio shall be deemed to be in Category 3 for the period from and including the effective date of the Agreement to but excluding the date of delivery of the first annual financial statements following such date as required by Section 5.01(b).

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.



                      Amended and Restated Credit Agreement

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Block" means an amount equal to $10,000,000.

                  "Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means BE Aerospace, Inc., a Delaware corporation.

                  "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period.

                  "Borrowing Base" means, at the time of any determination thereof, an amount equal to the sum, without duplication, of:

                           (a) 85% of Eligible Domestic Accounts Receivable plus

                           (b) the lesser of (i) the product of 70% of the Net
                  Recovery Rate multiplied by the Inventory Values of the aggregate gross inventory at the Nelson Aerospace, M&M Aerospace and Winston Aftermarket divisions of the Borrower, and at any other divisions of the Borrower to be determined by the Administrative Agent in its sole discretion, and (ii) 65% of Eligible Finished Goods minus

                           (c) the Availability Block.

                  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g). Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower. Without limiting the generality of the foregoing, it is acknowledged and agreed that, in the event the Borrower shall modify its accounting practices, systems or reserves relating to the components of the Borrowing Base in a manner that, in the judgment of the Administrative Agent, is adverse to the Lenders in any material respect, the Administrative Agent shall be entitled to establish such additional reserves (for purposes of computing the Borrowing Base) in respect of the components of the Borrowing Base and make such other adjustments to the Borrowing Base (which may include modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing
         Base), as the Administrative Agent shall in its sole discretion deemed appropriate.



                      Amended and Restated Credit Agreement

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit F (with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base as provided for herein from time to time), executed and certified as accurate and complete by a senior financial officer of the Borrower, which certificate shall include appropriate exhibits, schedules, supporting documentation, and additional reports as (a) outlined in Schedule Y to Exhibit F, (b) reasonably requested by the Administrative Agent, and (c) provided for in
Section 5.01(g).

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Calculation Period" means, as at any date, the period of four consecutive complete fiscal quarters of the Borrower ending on or most recently ended prior to such date for which financial statements have been delivered pursuant to Sections 3.04(a), 5.01(a), 5.01(b) or 5.01(f).

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "CFC" means any entity that is a controlled foreign corporation under Section 957 of the Code (or any successor provision thereof).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Access Agreement" means a written agreement granting access rights with respect to any Accounts or Inventory of the Borrower located at any third party location, in form and substance reasonably satisfactory to the Administrative Agent.



                      Amended and Restated Credit Agreement

                  "Collateral Account" has the meaning assigned to such term in
Section 4(a) of the Security Agreement.

                  "Commitment Termination Date" means February 12, 2007; provided that if such day is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired and including any real property sold as part of a sale-leaseback transaction) by the Borrower or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of inventory in the ordinary course of business and on ordinary business terms; provided that the term "Disposition" shall not include (a) any Equity Issuance (as such term is defined in this Section 1.01 without giving effect to the proviso therein), (b) any sale, assignment, transfer or other disposition of Property by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower, in each case for consideration that is not in excess of the fair market value of such Property as determined in good faith by the chief financial officer of the Borrower, (c) any sale, assignment, transfer or other disposition of Property by the Borrower or any Subsidiary of the Borrower to a Minority-Owned Entity, subject to the proviso in Section 6.05(h) or (d) any sale, transfer or other disposition of any shares of stock of Advanced Thermal Sciences Corporation in connection with an initial public offering of such shares of stock. The creation of any Lien on any Property permitted under Section 6.02 shall not constitute a "Disposition" of such Property. The term "Dispose" shall have a correlative meaning.

                  "Distribution Center" means any distribution center, regional distribution center and/ or main depot owned or leased and operated by the Borrower.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower that is incorporated under the law of any State of the United States of America.

                  "EBITDA" means, for any period, net operating earnings for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), calculated before depreciation and amortization expense, non-recurring non-cash write-offs of assets (to the extent deducted in computing net operating earnings), non-recurring costs associated with any Acquisition and incurred at the time thereof, Interest Expense, taxes, extraordinary and unusual items and all other non-cash charges for such period. For purposes of determining the Interest Coverage Ratio for any Calculation Period, or the Leverage Ratio as at any date, EBITDA shall be determined on a pro forma basis giving effect to any Acquisition or Disposition in the manner provided in the definition of the terms "Interest Coverage Ratio" and "Leverage Ratio" in this Section 1.01.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).



                      Amended and Restated Credit Agreement

                   "Eligible Domestic Accounts Receivable" means, at the time of any determination thereof, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrower from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (r) below or otherwise deemed by the Administrative Agent in its sole discretion to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as Eligible Domestic Accounts Receivable, an Account shall indicate no Person other than the Borrower (including the M&M Aerospace division of the Borrower and including any other name under which the Borrower conducts its business) as payee or remittance party.

                  In determining the amount of any Account to be included as an "Eligible Domestic Account Receivable", the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (x) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (y) the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement and (z) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account. Standards of eligibility (including the standards of eligibility set forth in clauses (a) through (r) below) may be fixed from time to time by the Administrative Agent in the exercise of its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower.

                  Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Domestic Account Receivable if, without duplication:

                  (a) the Borrower does not have sole lawful and absolute title to such Account; or

                  (b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) it has been written off the books of the Borrower or has been otherwise designated on such books as uncollectible, it being understood that in determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to this clause (b), there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days from the date of invoice or more than 60 days from the due date; or

                  (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause
                           (b) above; or

                  (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, or

                  (e) (i) such Account is not payable in Dollars or (ii) the Account Debtor is either not organized under the laws of the United States of America, any state thereof or the District of Columbia, or is located outside or has its principal place of business or substantially all of its assets outside the United States; or



                      Amended and Restated Credit Agreement

                  (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof; or

                  (g) such Account is subject to any adverse security deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

                  (h) such Account was invoiced (i) in advance of goods or services provided, or (ii) twice or more, or (iii) the associated income has not been earned; or

                  (i) such Account is a non-trade Account, or relates to payments for interest; or

                  (j) the sale to the Account Debtor is on a bill-and-hold, guarantee sale, sale-and-return, ship-and-return, sale on approval, or consignment or other similar basis or made pursuant to any other agreement providing for repurchases or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                  (k) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or such Account represents a progress-billing or otherwise does not represent a complete sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement; or

                  (l) it arises out of a sale made by the Borrower to an employee, officer, agent, director, stockholder of 5% or more of the outstanding shares of capital stock of any class of the Borrower, Subsidiary or Affiliate of the Borrower; or

                  (m) such Account was not paid in full, and the Borrower created a new receivable for the unpaid portion of the Account, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

                  (n) the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the Borrower or
                           (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to such Account or any other Account of the Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

                  (o) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

                  (p) if such Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower has or has had or has purported to have or have had an ownership interest in such goods; or



                      Amended and Restated Credit Agreement

                  (q) such Account is an extended terms account, which is due and payable more than 120 days from the original date of invoice; or

                  (r)      such Account is created on cash on delivery terms.

                  Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates that in the aggregate exceed (i) 20% in respect of an Account Debtor whose securities are rated Investment Grade or (ii) 10% in respect of all other Account Debtors, of the total amount of all Accounts at the time of any determination shall be deemed not to be "Eligible Domestic Accounts Receivable" to the extent of such excess.

                  "Eligible Finished Goods" means, at the time of any determination thereof, Eligible Inventory defined as Finished Goods by the Borrower on such date as shown on the Borrower's perpetual inventory records in accordance with its current and historical accounting practices.

                  "Eligible Inventory" means, at the time of any determination thereof, without duplication, the Inventory Value of all Inventory of the Borrower at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through
(o) below, minus any reserve otherwise deemed by the Administrative Agent in its sole discretion to be ineligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory" no Person other than the Borrower shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower, shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time by the Administrative Agent in the exercise of its sole discretion, with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                  (a) it is not owned solely by the Borrower or the Borrower does not have sole and good, valid and unencumbered title thereto; or

                  (b)      it is not located in the United States; or

                  (c) it is located in a third party warehouse or is located at a closed facility owned or leased by the Borrower (other than Inventory approved by the Administrative Agent in its sole discretion and subject to reserves as determined by the Administrative Agent in its sole discretion); or

                  (d) it is goods returned or rejected due to quality issues by the Borrower's customers or goods in transit to third parties; or

                  (e) it is operating supplies, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts and other such materials not considered used for sale in the ordinary course of business by the Administrative Agent from time to time; or

                  (f) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent; or

                  (g) it is classified as work in process by the Borrower or requires further manufacturing or processing; or



                      Amended and Restated Credit Agreement

                  (h) it is consigned or at a customer location but still accounted for in the Borrower's perpetual inventory balance (other than Inventory approved by the Administrative Agent in its sole discretion and for which the Administrative Agent has received a Collateral Access Agreement); or

                  (i) it is Inventory which is being processed offsite at a third party location or outside processor, or is in-transit to or from the said third party location or outside processor; or

                  (j) it is seconds or thirds or stale or it is obsolete or slow moving or unmerchantable or is identified as overstock or excess by the Borrower, or does not otherwise conform to the representations and warranties contained in the Agreement; or

                  (k) it is Inventory used as a sample or prototype, displays or display items, not first quality or non-saleable in the ordinary course of business or it has been returned by a customer; or

                  (l)      it is a discontinued product or component thereof; or

                  (m) it is Finished Goods not located at a Distribution Center; or

                  (n) it is Inventory that is damaged, returned or marked for return to vendor; or

                  (o) it is not in good condition, does not meet all material standards imposed by any Governmental Authority having regulatory authority over it, is repair or replacement parts for machinery and equipment, is rejected, defective or undergoing quality review.

                 "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" includes, without limitation, any written claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any written claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.



                      Amended and Restated Credit Agreement

                  "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the date hereof of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers, employees, agents, consultants or advisors of the Borrower or any of its Subsidiaries and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Borrower or any of its Subsidiaries after September 30, 2003 of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (w) any sale, transfer or other disposition of any shares of stock of Advanced Thermal Sciences Corporation in connection with an initial public offering of such shares of stock, (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower or (z) any such issuance or sale by the Borrower in connection with a permitted Acquisition under Section 6.03(c).

                  "Equity Rights" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.



                      Amended and Restated Credit Agreement

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its overall gross or overall net income or overall receipts by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any Taxes that would not have been imposed but for the activities of the recipient in the jurisdiction imposing such Tax other than the execution or delivery of the Loan Documents or otherwise as a result of participating in the transactions contemplated by the Loan Documents and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 2.15.

                  "Existing Credit Agreement" has the meaning assigned to such term in the preamble to this Agreement.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Finished Goods" means completed goods which require no additional processing or manufacturing, to be sold to third party customers by the Borrower in the ordinary course of business.

                  "Fiscal Date" means the last day of each fiscal quarterly period of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funded Debt" means, for any Person: (a) all Indebtedness of such Person that should be reflected on a balance sheet of such Person in accordance with GAAP, (b) all Indebtedness of any other Person that should be reflected on a balance sheet of such other Person in accordance with GAAP and that is secured by a Lien on the Property of, is supported by a letter of credit issued for account of, or is Guaranteed by, such Person and (c) in respect of the Borrower, the amount of any Letters of Credit.

                  "GAAP" means generally accepted accounting principles in the United States of America.



                      Amended and Restated Credit Agreement

                  "GE Lease Agreement" means the Master Lease Agreement dated as of October 20, 1997 between the Borrower and General Electric Capital Corporation, for itself and as Agent for Certain Participants, as amended.

                  "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Hazardous Material" means, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated January 30, 2004 distributed to the Lenders in connection with the syndication of the Revolving Credit Commitments hereunder.



                      Amended and Restated Credit Agreement

                  "Interest Coverage Ratio" means, as at any date the ratio of
(a) EBITDA for the Calculation Period ending on or most recently ended prior to such date to (b) Interest Expense for such Calculation Period; provided that, from and after the date of any Acquisition or Disposition until four full fiscal quarters of the Borrower have elapsed since the date of such Acquisition or Disposition, the Interest Coverage Ratio shall be calculated on a pro forma basis (reflecting, inter alia, in the case of any Acquisition, any amount attributable to any operating expense that will be eliminated or cost reduction that will be realized (in each case, net of any operating expense or other cost increase) in connection with such Acquisition, as determined in good faith by the chief financial officer of the Borrower in accordance with GAAP and the rules, regulations and guidelines of the Securities and Exchange Commission, as if such elimination of operating expense or the realization of such cost reductions were achieved at the beginning of such four-quarter period) as though such Acquisition or Disposition had occurred, and any Funded Debt incurred, assumed or repaid by the Borrower or any of its Subsidiaries in connection with, or in anticipation of, such Acquisition or Disposition had been incurred, assumed or repaid (as applicable), on the first day of such Calculation Period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

                  "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income during such period.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

                  "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans. Notwithstanding the foregoing, if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date.




                      Amended and Restated Credit Agreement

                  "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

                  "Inventory" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Inventory Value" means with respect to any Inventory of the Borrower at the time of any determination thereof, the standard cost or average cost carried on the perpetual records of the Borrower stated on a basis consistent with their current and historical accounting practices, in Dollars, determined in accordance with the standard cost method and average cost method of accounting less, (a) any markup on Inventory from an Affiliate and (b) in the event variances under the standard cost method (i) are capitalized, favorable variances shall be deducted from Eligible Inventory, and unfavorable variances shall not be added to Eligible Inventory, and (ii) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

                  "Investment Grade" means a rating established by a third party rating agency, equivalent to a Standard & Poors Ratings Group BBB- or a Moody's Investor's Services, Inc. Baa3 or better.

                  "Issuing Lender" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

                  "JPMCB" means JPMorgan Chase Bank.

                  "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.



                      Amended and Restated Credit Agreement

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                 "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" means, collectively, (a) the Persons listed on
Schedule I, and (b) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Leverage Ratio" means, as at any date, the ratio of Total Adjusted Funded Debt at such date to EBITDA for the relevant Calculation Period; provided that, from and after the date of any Acquisition or Disposition until four full fiscal quarters of the Borrower shall have elapsed since the date of such Acquisition or Disposition, the Leverage Ratio shall be calculated on a pro forma basis (reflecting, inter alia, in the case of any Acquisition, any amount attributable to any operating expense that will be eliminated or cost reduction that will be realized (in each case, net of any operating expense or other cost increase) in connection with such Acquisition, as determined in good faith by the chief financial officer of the Borrower in accordance with GAAP and the rules, regulations and guidelines of the Securities and Exchange Commission, as if such elimination of operating expense or the realization of such cost reductions were achieved at the beginning of such four-quarter period) as though such Acquisition or Disposition had occurred, any Funded Debt incurred, assumed or repaid by the Borrower or any of its Subsidiaries in connection with, or in anticipation of, such Acquisition or Disposition had been incurred, assumed or repaid (as applicable), on the first day of such Calculation Period.

                  "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of



                      Amended and Restated Credit Agreement

$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the LC Exposure or other amounts payable in connection therewith.

                  "Material Subsidiary" shall mean at any date any Subsidiary of the Borrower whose total assets equal or exceed 2% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as at the most recent Fiscal Date; provided that, notwithstanding the above, each of B/E Aerospace Services, Inc. and Royal Inventum B.V. shall at all times constitute a Material Subsidiary of the Borrower so long as it is a Subsidiary of the Borrower.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Recovery Rate" means (a) the estimated amount that would be realized upon a net orderly liquidation of all Inventory of the Borrower at locations selected by the Administrative Agent (as such amount shall have been determined by the most recent analysis conducted by outside inventory appraisers retained or approved by the Administrative Agent) divided by (b) the Inventory Value of all Inventory at such locations.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.



                      Amended and Restated Credit Agreement

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Investments" means any Investment in (a) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America, or of any agency thereof; (b) commercial paper rated at least A-1 by S&P or P-1 by Moody's; (c) time deposits with, including certificates of deposit issued by, any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000; (d) shares of any money market or mutual fund not less than 80% of the assets of which are invested solely in securities or obligations of the type described in clauses (a) through (c) above and (e) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary of the Borrower.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata. The terms "Release" and "Released" used as a verb shall have a correlative meaning.

                  "Relevant Transaction" means, as at any date, all Acquisitions, all Restricted Payments described in clause (i) of Section 6.06 and all Investments described in Section 6.05(d) or 6.05(h), made during the immediately preceding two consecutive quarterly fiscal periods.



                      Amended and Restated Credit Agreement

                  "Required Lenders" means, at any time, Lenders having Loans, LC Exposure and unused Revolving Credit Commitments representing at least a majority of the sum of the total Loans, LC Exposure and unused Revolving Credit Commitments at such time.

                  "Restricted Cash" means, at any time, the aggregate amount of cash and cash equivalents pledged to the Administrative Agent as collateral security for the obligations of the Borrower in respect of this Agreement and which is either held by the Administrative Agent (including amounts held in the Collateral Account) or over which the Administrative Agent has sole control under a control agreement in form and substance reasonably satisfactory to the Administrative Agent and duly executed and delivered by the Borrower, the financial institution at which such cash and cash equivalents are held and the Administrative Agent.

                  "Restricted Cash Compliance Period" means, any time when the aggregate amount of Restricted Cash is greater than $70,000,000.

                  "Restricted Payment" means, with respect to any Person, (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock, including, without limitation, preferred stock, of such Person or of any warrants (other than of shares of common stock, warrants or options of such Person as payment for the exercise price of options or warrants to purchase common stock of such Person having a fair market value equal to such exercise price), options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock or in options, warrants or other rights to purchase such common stock of such Person or (b) any payment (whether made by such Person or any of its Subsidiaries) on account of the purchase, redemption, prepayment, defeasance or other acquisition or retirement of value of any Indebtedness (such Indebtedness, "Retired Indebtedness") that is subordinated in right of payment to the prior payment of the Loans, except any such payment made from the proceeds of (x) the issuance of any equity securities or (y) any additional unsecured Indebtedness that does not rank senior in right of payment to, and does not mature or have any mandatory prepayment, which does not include required prepayments as a result of a change of control or asset sale, prior to the maturity of, such Retired Indebtedness.

                  "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on
Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $50,000,000.



                      Amended and Restated Credit Agreement

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

                  "Sale/Leasebacks" means (a) the sale/leaseback with LaSalle National Leasing Corporation with respect to pallot poll machinery equipment in an amount of approximately $2,800,000 and (b) the sale/leaseback with GE Capital with respect to a Challenger re-completion kit and aircraft capital improvements in an amount of approximately $3,900,000.

                  "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc.

                  "Security Agreement" means an amended and restated Security Agreement substantially in the form of Exhibit B between the Borrower and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Documents" means, collectively, the Security Agreement, any security document executed and delivered pursuant to Section 5.06(a), all Uniform Commercial Code financing statements required by the Security Agreement or any such security document and any other agreement or instrument executed by the Borrower that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lenders.

                  "Senior Subordinated Indentures" means, collectively, the Senior Subordinated 1998 Indentures and the Senior Subordinated 2001 Indenture.

                  "Senior Subordinated 1998 Indentures" means, collectively, (a) the Indenture dated as of February 13, 1998 between the Borrower and The Bank of New York as Trustee, and (b) the Indenture dated as of November 2, 1998 between the Borrower and The Bank of New York, as Trustee, as such Indentures shall be modified and supplemented and in effect from time to time.

                  "Senior Subordinated 2001 Indenture" means the Indenture dated as of April 17, 2001 between the Borrower and The Bank of New York, as Trustee, as the same shall be modified and supplemented and in effect from time to time.

                  "Senior 2003 Indenture" means the Indenture dated as of October 7, 2003 between the Borrower and The Bank of New York, as Trustee, as the same shall be modified and supplemented and in effect from time to time.

                  "Series" has the meaning assigned to such term in Section 2.01(b).

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The



                      Amended and Restated Credit Agreement

Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

                  "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or a Subsidiary of Indebtedness issued pursuant to the Senior Subordinated Indentures or (b) any payment (other than on account of a permitted purchase by it of such Indebtedness) the amount of which is determined by reference to the price or value at any time of such Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Adjusted Funded Debt" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all Funded Debt minus the aggregate amount, if any, of cash and cash equivalents held by the Borrower and its Subsidiaries as at such date in excess of $25,000,000.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Base Rate Loan", or a "Eurodollar Loan"). In similar fashion, Borrowings may be classified and referred to by Type.



                      Amended and Restated Credit Agreement

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04.  Accounting Terms and Determinations

                  (a) Accounting Generally. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 5.01, shall mean the audited financial statements as at December 31, 2002 referred to in Section 3.04). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.01 (or, prior to the delivery of the first financial statements under Section 5.01, used in the preparation of the audited financial statements as at December 31, 2002, referred to in Section 3.04) unless

                  (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

                  (ii) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the audited financial statements as at December 31, 2002 referred to in
Section 3.04).

                  (b) Statements of Accounting Variations. The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.01 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection


                      Amended and Restated Credit Agreement
has been made in accordance with the last sentence of subsection (a) above and
(ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                  (c) Fiscal Periods. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the fiscal year of the Borrower shall end on December 31 in each year, and each of the first three fiscal quarters to end on the last day of March, June and September in each year.


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01.  The Commitments.


                  (a) Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (b) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

                  (b) Treatment of Loans Outstanding under Existing Credit Agreement. In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date, then such loans shall be continued as Loans hereunder, as the Borrower shall specify at the time of the initial Borrowing hereunder, and the Lenders hereunder shall, on the Effective Date, take such actions, and make such adjustments among themselves, as shall be necessary so that such loans are held hereunder pro rata in accordance with their respective Revolving Credit Commitments, including by purchasing the loans under the Existing Credit Agreement of any "Lenders" under the Existing Credit Agreement that are not becoming Lenders hereunder. On the Effective Date, the Borrower shall cause to be paid to each "Lender" party to the Existing Credit Agreement, all amounts that would be owing to such Lender under Section 2.14 of the Existing Credit Agreement as if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Effective Date, whether or not any such loans are actually repaid on the Effective Date.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.



                      Amended and Restated Credit Agreement

                  (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Revolving Credit ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

                  (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

                  SECTION 2.03.  Requests for Borrowings.


                  (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

                  (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.



                      Amended and Restated Credit Agreement

                  (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as a Eurodollar Borrowing with a one month Interest Period.

                  SECTION 2.04.  Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01(a), the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

                  (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $20,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each



                      Amended and Restated Credit Agreement

Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.

                  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section
2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing.

                  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.



                      Amended and Restated Credit Agreement

                  Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.



                      Amended and Restated Credit Agreement

                  (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. A Letter of Credit shall be issued, amended, renewed or extended only if the Borrower shall first have deposited with the Administrative Agent an amount equal to 102% of the face amount of the Letter of Credit into the Collateral Account to secure the payment of the obligations of the Borrower in respect of such Letter of Credit. Additionally, in the event that the amount on deposit in the Collateral Account shall at any time be less than 102% the aggregate face amount of all Letters of Credit at the time outstanding, the Borrower shall immediately deposit into the Collateral Account such additional amounts in cash as shall be necessary so that the amount so on deposit is at least equal to 102% of such aggregate face amount. Amounts deposited pursuant to this paragraph (k) shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

                  (l) Existing Letters of Credit. If there is outstanding on the date hereof pursuant to the Existing Credit Agreement one or more letters of credit issued by JPMCB (as the "Issuing Bank" thereunder) for the account of the Borrower, upon the Effective Date each of such letters of credit is hereby designated a "Letter of Credit" under and for all purposes of this Agreement. In that connection, the Borrower hereby represents and warrants to the Issuing Lender, each Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.04 (including paragraph (d) above).

                  SECTION 2.05.  Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Lender.


                      Amended and Restated Credit Agreement

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.06.  Interest Elections.

                  (a) Elections by the Borrower. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and


                      Amended and Restated Credit Agreement

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                  (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.07.  Termination and Reduction of the
                                 Revolving Credit Commitments.

                  (a) Scheduled Reduction and Termination. Unless previously reduced or terminated, the Revolving Credit Commitments shall automatically terminate on the Commitment Termination Date.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments pursuant to this Section shall be in an amount that is $10,000,000 or a larger multiple of $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders.


                      Amended and Restated Credit Agreement

                  SECTION 2.08.  Repayment of Loans; Evidence of Debt.

                  (a) Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Commitment Termination Date.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such records or any finding that an entry is incorrect shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).




                      Amended and Restated Credit Agreement

                  SECTION 2.09.  Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) Mandatory Prepayments. The Borrower will prepay immediately the Loans in such amounts as shall be necessary so that at all times the aggregate principal amount of the Loans shall not exceed the Borrowing Base.

                  (c) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(c).

                  SECTION 2.10.  Fees.

                  (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

                  (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Administrative Agent for account of the Issuing Lender all commissions, charges, costs and expenses in the amounts customarily charged


                      Amended and Restated Credit Agreement
by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees specified above accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees specified above shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11.  Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

                  (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall, to the maximum extent permitted under applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.


                      Amended and Restated Credit Agreement

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13.  Increased Costs.


                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                  (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder, whether of principal, interest or otherwise (in any such case, other than Indemnified Taxes or Other Taxes, which shall be governed exclusively by Section 2.15), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.


                      Amended and Restated Credit Agreement

                  (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

                  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by

                      Amended and Restated Credit Agreement
such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15.  Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time such Foreign Lender becomes a party to this Agreement or time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (f) Application of Credits. If the Borrower is required to pay amounts pursuant to the provisions of this Section 2.15, and if thereafter the Administrative Agent, Lender or Issuing Lender (as the case may be) shall receive or be granted a credit against or remission or other relief for Indemnified Taxes or Other Taxes payable by the Administrative Agent, Lender or Issuing Lender (as the case may be) and solely in respect of the amounts so paid by the Borrower, the Administrative Agent, Lender or Issuing Lender (as the case may be) shall to the extent that it can do so without prejudice to the retention of the amount of such credit, remission or other relief, pay to the Borrower 30 days after the date on


                      Amended and Restated Credit Agreement
which the Administrative Agent, Lender or Issuing Lender (as the case may be) actually realizes the benefit of such credit, remission or other relief an amount which it reasonably determines to be attributable to amounts paid by Borrower pursuant to this Section 2.15 less any sum which it is required by law to deduct therefrom; provided that the Administrative Agent, Lender or Issuing Lender (as the case may be) may, in its sole discretion, determine the order of utilization of all charges, deductions, credits and expenses. Nothing in this
Section 2.15(f) shall be construed as requiring the Administrative Agent, Lender or Issuing Lender (as the case may be) to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such credit, remission or other relief, other than performing any ministerial acts necessary to be entitled to receive such credit, remission or other relief.

                  (g) Assessments; Contests; Etc. In the event that the Administrative Agent, Lender or Issuing Lender (as the case may be) receives written communication from any tax authority with respect to an assessment or proposed assessment of any Indemnified Taxes or Other Taxes, the Administrative Agent, Lender or Issuing Lender (as the case may be) shall promptly notify the Borrower in writing and provide a copy of such communication to the Borrower. If Administrative Agent, Lender or Issuing Lender (as the case may be) becomes subject to any Indemnified Taxes or Other Taxes for which the Borrower has an indemnity obligation pursuant to this Section 2.15, such Person shall cooperate with the Borrower and assist the Borrower to reduce or recover amounts with respect to such Indemnified Taxes or Other Taxes including (in such person's sole discretion) contesting such amounts in good faith and notifying the Borrower of any administrative or judicial proceeding with respect to such Taxes; provided that (i) nothing contained in this Section 2.15(g) shall require any of the Administrative Agent, Lender or Issuing Lender (as the case may be) to reveal any tax returns or any other information deemed to be confidential by the Administrative Agent, Lender or Issuing Lender (as the case may be) and (ii) all expenses relating to any such contest shall be borne by the Borrower.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.


                      Amended and Restated Credit Agreement

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of Loans shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 in respect of the Revolving Credit Commitments shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.07 shall be applied to the respective Revolving Credit Commitments of the relevant Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (ii) each Borrowing of Loans shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.


                      Amended and Restated Credit Agreement

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be


                      Amended and Restated Credit Agreement
required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

                  SECTION 3.02. Authorization; Enforceability. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and the other Loan Documents to which it is a party when executed and delivered will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.03. Governmental Approvals; No Conflicts. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents. None of the execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party (including, without limitation, the Senior Subordinated Indentures) or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.


                      Amended and Restated Credit Agreement

                SECTION 3.04.  Financial Condition; No Material Adverse Change.

                  (a) Financial Statements. The Borrower has heretofore furnished to each of the Lenders (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002 and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2003 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the nine-month period ended on such date. All such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as at, and the results of operations for the fiscal year and fiscal quarter, ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis (subject, in the case of such financial statements as at September 30, 2003, to normal year-end audit adjustments). Neither the Borrower nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates or in Part A of Schedule III.

                  (b) No Material Adverse Change. Since September 30, 2003, there has been no material adverse change in the financial condition, operations, business or prospects of the Borrower and its Subsidiaries from that set forth in said financial statements as at said date.

                  SECTION 3.05. Properties. The Borrower and each of its Subsidiaries owns and has good and marketable title (subject only to Liens permitted by Section 6.02) to the Properties shown to be owned in the most recent financial statements referred to in Section 3.04(a) (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 6.03). The Borrower and each of its Subsidiaries owns and has good and marketable title to, and enjoys peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 6.02) that are necessary for the operation and conduct of its businesses.

                  SECTION 3.06.  Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. Except as disclosed to the Lenders in writing prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

                  (b) Environmental Matters. Except as set forth in Schedule II, each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. All of the permits, licenses and authorizations that have been obtained are in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any


                      Amended and Restated Credit Agreement
applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

                  In addition, except as set forth in Schedule II, and except as would not result in aggregate liability or costs to the Borrower and its Subsidiaries of more than $2,000,000 in the case of any single event or condition, or of more than $10,000,000 in the case of all events or conditions:

                  (i) To the Borrower's knowledge after due inquiry, no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

                  (ii) Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                           (A) to the Borrower's knowledge after due inquiry, no
                  PCB Transformers (as defined in the Toxic Substances Control Act, 15 U.S.C. ss.1601, et seq., as amended, and the regulations relating thereto) are present at any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries;

                           (B) to the Borrower's knowledge after due inquiry, no
                  asbestos or asbestos-containing materials is present at any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries;

                           (C) to the Borrower's knowledge after due inquiry,
                  there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries; and

                           (D) to the Borrower's knowledge after due inquiry, no
                  Hazardous Materials have been Released by the Borrower or any of its Subsidiaries at, on or under any site or facility now owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by any Environmental Law.

                  (iii) To the Borrower's knowledge after due inquiry, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency, or listed in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.


                      Amended and Restated Credit Agreement

                  (iv) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and to the Borrower's knowledge no government action has been taken or is in process that could subject any such site or facility to such Liens. Neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (v) There have been no environmental investigations, written studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries which have not been made available to the Lenders.

                  SECTION 3.07. Compliance with Laws. Except as set forth in
Schedule V, each of the Borrower and its Subsidiaries is in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities or bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its Property (including Environmental Laws), except such noncompliance as would not, in the aggregate, have a Material Adverse Effect on the business, properties, assets, operations, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.09. Taxes. The Borrower and its Domestic Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Borrower and its Domestic Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Domestic Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. Except as set forth in Schedule VI, the Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all


                      Amended and Restated Credit Agreement
underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender prior to the Effective Date in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum which the Lenders acknowledge contains projections based on certain assumptions therein stated) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished on or after the Effective Date by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

                  SECTION 3.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 3.13.  Material Agreements and Liens.

                  (a) Indebtedness. Part A of Schedule III is a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule III.

                  (b) Liens. Part B of Schedule III is a complete and correct list, as of the date hereof, of each Lien securing Indebtedness the aggregate principal or face amount of which equals or exceeds $1,000,000 of any Person and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate amount of such Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule III.

                  SECTION 3.14.  Subsidiaries and Investments.

                  (a) Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Borrower, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) the total book value of the


                      Amended and Restated Credit Agreement
assets of each such Subsidiary as of September 30, 2003 (or, in the case of Subsidiaries acquired after September 30, 2003, such other date as specified in Part A of Schedule IV). Except as disclosed in Part A of Schedule IV, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Investments. Set forth in Part B of Schedule IV is a complete and correct list, as of the date hereof, of all Investments (other than Investments disclosed in Part A of said Schedule IV) of $1,000,000 or more held by the Borrower or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons in which such Investment has been made, (y) the nature of such Investment and (z) the amount of such Investment. Except as disclosed in Part B of Schedule IV, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) No Restrictive Covenants. Except as set forth in Part A of
Schedule III, none of the Subsidiaries of the Borrower is subject to any indenture, agreement, instrument or other arrangement of the type described in
Section 5.06(c).

                  SECTION 3.15. Capitalization. The authorized capital stock, as of the date hereof, of the Borrower consists of an aggregate of 101,000,000 shares consisting of (i) 100,000,000 shares of common stock, par value $0.01 per share, of which 36,920,219 shares were, as at February 2, 2004 duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and
(ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding as at February 2, 2004. The Borrower is registered with the Securities and Exchange Commission under the Securities Exchange Act, and its shares of common stock are publicly owned and traded on the NASDAQ National Market System. As of the date hereof, (x) except for options to purchase 6,747,843 shares of the common stock of the Borrower, there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):


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



                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinions of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Shearman & Sterling, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request and (ii) of Jeff E. Moriarty, General Counsel to the Borrower, substantially in the form of Exhibit D (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

                  (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit E (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a senior financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of
         Section 4.02.

                  (f) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent and the certificates identified in Annex 3 thereto, to the extent not already delivered pursuant to the Existing Credit Agreement, in each case accompanied by undated stock powers executed in blank, to the extent not already delivered pursuant to the Existing Credit Agreement. In addition, the Borrower shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                  (g) Borrowing Base Certificate. A pro-forma Borrowing Base Certificate, dated the December 31, 2003, with customary supporting documentation and supplemental reports, in the form of Exhibit F hereto, as required pursuant to Section 5.01(g)(3).

                  (h) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.


                      Amended and Restated Credit Agreement

                  The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on February 12, 2004 (and, in the event such conditions are not so satisfied or waived, the Revolving Credit Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable;

                  (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

                  (c) the incurrence of such additional Indebtedness shall be permitted under the Senior Subordinated Indentures and the Senior 2003 Indenture (and, upon request from the Administrative Agent, a senior financial officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth calculations in sufficient detail to demonstrate compliance with this clause (c));

                  (d) during any period when the Borrower's Restricted Cash balance is equal to or less than $70,000,000, the Interest Coverage Ratio shall be greater than or equal to 1.15 to 1; and

                  (e) in the case of the making of any Loan, the delivery of a Borrowing Base Certificate as required pursuant to Section 5.01(g)(3).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                      Amended and Restated Credit Agreement

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries, for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the related consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such period, setting forth in comparative form the corresponding consolidated figures for the last day of the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, consolidated statements of operations and stockholders' equity of the Borrower and its Subsidiaries, and consolidated statements of cash flows of the Borrower and its Subsidiaries, for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a report of such accountants stating that, in making the examination necessary for their opinion, nothing came to their attention, except as specifically stated, that caused them to believe that the Borrower had failed to comply with Sections 6.06 and 6.08, or any other provisions hereof, insofar as they relate to accounting matters;

                  (c) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, statements of information concerning net sales, operating earnings, depreciation and amortization of each division of the Borrower and its Subsidiaries (including, without limitation, the Seating Products Group, the Interior Systems Group, the Business Jet Group and the Flight Structures Group) for such period setting forth in each case in comparative form the corresponding figures for the preceding fiscal year;


                      Amended and Restated Credit Agreement

                  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (f) Within 20 Business Days after the date of any material Acquisition or Disposition and at the time of delivery of the financial statements for the first four Fiscal Dates thereafter, pro forma consolidated statements of earnings of the Borrower and its Subsidiaries for the relevant Calculation Period and related pro forma consolidated balance sheet items necessary for the pro forma calculation of compliance with the covenants in this Agreement of the Borrower and its Subsidiaries as of the last day of each fiscal quarter of the Borrower occurring during such Calculation Period, prepared as though such material Acquisition or Disposition had occurred, and any Funded Debt incurred, assumed or repaid by the Borrower or any of its Subsidiaries in connection with such Acquisition or Disposition had been incurred, assumed or repaid, on the first day of such Calculation Period; provided, that, solely for purposes of this Section 5.01(f), the term "material" shall, in the case of any Acquisition, refer to a transaction that can reasonably be expected to result in an increase by 10% or more of the aggregate consolidated revenues of the Borrower and its Subsidiaries and, in the case of any Disposition, refer to a transaction that can reasonably be expected to result in a decrease by 10% or more of the aggregate consolidated revenues of the Borrower and its Subsidiaries;

                  (g) (1) in the event there are any Loans outstanding, no later than 15 days following the end of each monthly accounting period (no later than February 17, 2004 in the case of the monthly accounting period ending January 31, 2004), a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such monthly accounting period, (2) in the event there are no Loans outstanding, no later than 15 days following the end of each quarterly accounting period, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business of the last day of such quarterly accounting period, (3) in the event there are no Loans outstanding under this Agreement, and the Borrower requests a drawing under this Agreement, prior to such drawing, a Borrowing Base Certificate as of the most recent month-end period for which the Borrower would otherwise have been required to deliver a Borrowing Base Certificate had Loans been continuously outstanding, (4) upon the occurrence of a Casualty Event or a Disposition and (5) if requested by the Administrative Agent at any other time that the Administrative Agent reasonably believes the then-existing Borrowing Base Certificate may be materially inaccurate, as soon as reasonably available but in no event later than 3 Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and

                  (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.


                      Amended and Restated Credit Agreement

                  The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (f) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail (x) the computations necessary to determine whether the Borrower is in compliance with Sections 6.01(e), 6.01(h), 6.05(f), 6.05(h), 6.06 and 6.08, and (y) the Interest
Coverage Ratio and the Leverage Ratio as of the end of the respective quarterly fiscal period, fiscal year or Calculation Period.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates or Subsidiaries that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

                  (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a senior financial officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business; Etc. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section shall prohibit any transaction expressly permitted under Section 6.03);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;


                      Amended and Restated Credit Agreement

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                  Without limiting the generality of the foregoing clause (f), the Borrower will permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and other financial information and properties of the Borrower as the Administrative Agent may require, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the fees including internally allocated fees and expenses of employees of the Administrative Agent and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Administrative Agent. To the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

                  SECTION 5.04. Insurance The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  The Borrower will deliver to the Administrative Agent, from time to time at the request of the Administrative Agent, certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the next twelve months, subject only to the payment of premiums as they become due. The Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 5.04 unless the Administrative Agent is the named additional insured or loss payee thereunder, with loss payable as provided herein. The Borrower will immediately notify the Administrative Agent whenever any such separate insurance is


                      Amended and Restated Credit Agreement
obtained and shall deliver to the Administrative Agent the certificates evidencing the same. Such insurance shall name the Administrative Agent as additional insured, or loss payee, as its interests may appear.

                  Without limiting the obligations of the Borrower under the foregoing provisions of this Section 5.04, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 5.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Required Lenders shall deem appropriate, and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

                  Notwithstanding anything to the contrary contained above, during any Restricted Cash Compliance Period and so long as no Event of Default exists, the provisions of the second paragraph of this Section 5.04 shall not apply.

                  SECTION 5.05. Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the Loans hereunder solely to finance ongoing working capital and other capital requirements of the Borrower; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  SECTION 5.06.  Certain Obligations Respecting Subsidiaries.

                  (a) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Borrower and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Documents) at least the same percentage of the issued and outstanding shares of each class of stock or partnership or other ownership interest of each of its Subsidiaries as is owned on the date hereof (or, with respect to any Subsidiary acquired or organized after the date hereof, as of the date of such acquisition or organization); provided that nothing contained in this Section 5.06(a) shall prevent the Borrower from selling shares of Advanced Thermal Sciences Corporation pursuant to an initial public offering of such shares.

                  Without limiting the generality of the foregoing, none of the Borrower nor any of its Subsidiaries shall sell, transfer, pledge or otherwise dispose of any shares of stock or partnership or other ownership interest in any Subsidiary owned by them, nor permit any Subsidiary to issue any shares of stock of any class or partnership or other ownership interest whatsoever to any Person (other than to the Borrower or the immediate parent of such Subsidiary which is a Wholly Owned Subsidiary of the Borrower). In the event that (i) any such additional shares of stock or partnership or other ownership interest shall be issued by any such Subsidiary or (ii) the Borrower shall directly or indirectly create any new Material Subsidiary or Acquire any additional Material Subsidiary and shall thereby become the direct owner of the shares of capital stock or partnership or other ownership interest of such new or additional Material Subsidiary, the Borrower agrees forthwith to deliver to the Administrative Agent pursuant to security documents satisfactory to the Lenders, any shares, certificates of ownership, membership interests or other evidence of ownership, or other securities received as a result therefrom (together with undated stock or other powers executed in blank) and shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve or validate the security interest created therein, including, without limitation, causing any or all of the Collateral (as


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


defined in the Security Agreement) to be transferred of record into the name of the Administrative Agent; provided that if any such direct Material Subsidiary of the Borrower is a CFC, the Borrower need not pledge to the Administrative Agent more than 65% of the voting stock, partnership or other ownership interest in such Material Subsidiary.

                  (b) Guarantees by Subsidiaries. In the event that any one or more of the Subsidiaries of the Borrower shall Guarantee Indebtedness of the Borrower in an aggregate principal amount (as to all such Guarantees) in excess of $25,000,000, then the Borrower will cause such Subsidiary to Guarantee the "Secured Obligations" under and as defined in the Security Agreement pursuant to an agreement in form and substance satisfactory to the Administrative Agent and to deliver to the Administrative Agent such proof of corporate and other action, and opinions of counsel, in connection therewith as the Administrative Agent shall reasonably request.

                  (c) No Restrictive Agreements. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

                  (d) Transfer of Assets from Subsidiaries.

                  (i) To the extent not already completed pursuant to the terms of the Existing Credit Agreement, the Borrower will cause each of B/E Oxygen Systems Company, a California corporation, SMR Technologies, Inc., an Ohio corporation and Alson Industries, Inc., a California corporation to:

                           (A) not later than 60 days after the Effective Date,
                  transfer (whether through merger or otherwise) all of the tangible Property owned by such Subsidiary to the Borrower pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent; and

                           (B) not later than 120 days after the Effective Date,
                  transfer (whether through merger or otherwise) all of the intangible Property owed by such Subsidiary to the Borrower pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent;

                  (ii) In connection with the foregoing clause (i), the Borrower will and will cause each such Subsidiary to,

                           (A) take such action (including delivering shares of
                  stock, executing and delivering such Uniform Commercial Code financing statements) as shall be necessary or desirable (in the judgment of the Administrative Agent) to create and perfect valid and enforceable Liens (subject only to Liens permitted by Section 6.02) on all of such transferred assets in favor of the Administrative Agent for the benefit of the Secured Parties as provided in the Security Agreement; and

                           (B) deliver such proof of corporate action,
                  incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 on the Effective Date or as the Administrative Agent shall have requested.


                      Amended and Restated Credit Agreement

                  (iii) Upon the completion of the transfer of all of the tangible and intangible Property from any such Subsidiary to the Borrower and the execution and delivery of such documents as required by paragraph (ii) above, the Administrative Agent and each Lender agrees that the Administrative Agent shall release any Lien covering ownership interests of such Subsidiary pledged by the Borrower to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                  SECTION 5.07.  Environmental Matters.

                  (a) Compliance Generally. The Borrower will, and will cause each of its Subsidiaries to, comply with all Environmental Laws applicable to the Borrower and each of its Subsidiaries, except to the extent that failure to comply with such laws would not have a Material Adverse Effect, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

                  (b) Clean-up of Hazardous Materials. If the Borrower discovers evidence of the presence of any Hazardous Materials in any amount that is required to be reported under Environmental Law, the Borrower will promptly clean-up such Hazardous Materials or take such other remedial action as is (a) required by law or (b) deemed necessary by the Borrower in its reasonable determination, such determination to be based in part on the advice of independent environmental consultants acceptable to the Borrower and the Administrative Agent.

                  (c) Notices of Environmental Claims. The Borrower shall promptly furnish to the Administrative Agent all written notices of any Environmental Claims received by the Borrower or any of its Subsidiaries with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued thereunder in connection with the ownership, operation or use of any site or facility or the operation of their businesses or the presence or Release of Hazardous Substances, which Environmental Claim if determined adversely to the Borrower would have a Material Adverse Effect.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                  (a) Indebtedness to the Lenders hereunder;


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



                  (b) Indebtedness outstanding or committed on the date hereof and, if equal to or in excess of $1,000,000, listed in Part A of
         Schedule III and any extension, renewal or replacement thereof;

                  (c) Indebtedness of Subsidiaries of the Borrower to the Borrower;

                  (d) Indebtedness of the Borrower to its Subsidiaries and Indebtedness of Subsidiaries of the Borrower to other Subsidiaries of the Borrower;

                  (e) Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under Sections 6.02(i), 6.02(j) and 6.02(k);

                  (f) Guarantees by any Subsidiary of the Borrower of Indebtedness of the Borrower or any Subsidiary of the Borrower;

                  (g) unsecured Indebtedness of the Borrower that has no regularly scheduled maturity or mandatory prepayments on or before the Commitment Termination Date, that does not include required prepayments (including, without limitation, as a result of a change of control or asset sale) on terms less favorable to the Lenders than the Senior Subordinated Indentures, and that is subordinated in right of payment to the Loans at least to the extent provided in the Senior Subordinated Indentures;

                  (h) additional unsecured Indebtedness of the Borrower and its Subsidiaries up to but not exceeding in the aggregate $50,000,000 at any one time outstanding; provided that any (i) such Indebtedness of any such individual Subsidiary (other than any Domestic Subsidiary) may not exceed $10,000,000 in the aggregate at any one time outstanding and
         (ii) such Indebtedness of any such individual Domestic Subsidiary may not exceed $2,000,000 in the aggregate at any one time outstanding;

                  (i) additional indebtedness of B/E Aerospace Holdings (UK) Limited in an amount not to exceed (pound)5,000,000 under the Loan Agreement dated as of February 24, 1993 with Barclays Bank PLC, as amended or refinanced; and

                  (j) any extension, renewal, refunding or replacement of any Indebtedness issued pursuant to the Senior Subordinated Indentures, or pursuant to the Senior 2003 Indenture (and its Subsidiaries in respect of any Guarantees thereof) so long as

                           (i) in the case of all such Indebtedness, such
                  extension, renewal, refunding or replacement does not increase the principal amount of such Indebtedness other than an increase in the principal amount of such Indebtedness due to the payment of premiums, fees and costs associated with any such extension, renewal, refunding or replacement,

                           (ii) in the case of any extension, renewal, refunding
                  or replacement of Indebtedness issued under the Senior Subordinated Indentures, such Indebtedness, as so extended, renewed, refunded or replaced, would have been permitted to be issued on the date of such extension, renewal, refunding or replacement under paragraph (g) above and


                      Amended and Restated Credit Agreement

                           (iii) in the case of any extension, renewal,
                  refunding or replacement of Indebtedness issued under the Senior 2003 Indenture, such Indebtedness, as so extended, renewed, refunded or replaced, (w) does not provide for installments of principal to be payable (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) earlier than the date twelve months after the Commitment Termination Date, (x) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise), of such Indebtedness are not more restrictive in any material respect on the Borrower and its Subsidiaries than the covenants, events of default and mandatory prepayment requirements of the Indebtedness being extended, renewed, refunded or replaced, and the terms and conditions thereof are not inconsistent with the provisions of the Loan Documents as determined and by Administrative Agent, (y) after giving effect to the issuance of such notes the Borrower shall be in compliance with Section 6.08 (the determination of such compliance to be calculated on a pro forma basis as if such extension, renewal, refinancing or replacement had occurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such issuance) and (z) the Borrower furnishes to the Administrative Agent on the date of such extension, renewal, refinancing or replacement a certificate of a Financial Officer demonstrating in reasonable detail compliance with the foregoing conditions.


                  SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Domestic Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens created pursuant to the Security Documents;

                  (b) Liens outstanding on the date hereof and listed in Part B of Schedule III;

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Domestic Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under clause (h) of
         Article VII;

                  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;


                      Amended and Restated Credit Agreement

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Domestic Subsidiaries;

                  (h) Liens on Property of any corporation which becomes a Domestic Subsidiary of the Borrower after the date hereof; provided that such Liens are in existence at the time such corporation becomes a Domestic Subsidiary of the Borrower and were not created in anticipation thereof;

                  (i) subject to the restrictions contained in the Security Documents, Liens upon real and/or tangible personal Property and/or software and license rights with respect to software (including, without limitation, software and license rights with respect to software under the GE Lease Agreement) acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Domestic Subsidiaries other than in connection with any Acquisition by the Borrower or any of its Domestic Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Borrower or such Domestic Subsidiary other than the Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such Property at the time it was acquired (by purchase, construction or otherwise);

                  (j) any Liens arising as a result of (i) the sale of real property owned by the Borrower or any Subsidiary of the Borrower which property is, immediately following such sale, leased back to the respective seller thereof and (ii) the consummation of the Sale/Leasebacks;

                  (k) additional Liens upon real and/or tangible personal Property of the Borrower or any of its Domestic Subsidiaries created after the date hereof; provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $30,000,000 in the aggregate at any one time outstanding; and

                  (l) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or Dispose of all or substantially all of its Property. The Borrower will not, nor will it permit any of its Subsidiaries to, to make any Acquisition except for Investments permitted under Section 6.05. Notwithstanding the foregoing provisions of this Section:


                      Amended and Restated Credit Agreement

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower if the Borrower shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary of the Borrower may Dispose of assets to the Borrower or any other Subsidiary of the Borrower;

                  (c) subject to Section 6.04, the Borrower or any Subsidiary of the Borrower may make any Acquisition; provided that (x) immediately prior to and after giving effect to any such Acquisition, no Default shall have occurred and be continuing and (y) unless the Leverage Ratio at all times during the two consecutive quarterly fiscal periods immediately preceding such Acquisition, determined on a pro forma basis after giving effect to such Acquisition (and to all other Relevant Transactions), shall have been less than 5.00 to 1, the aggregate consideration paid or delivered by the Borrower and its Subsidiaries in connection with all Acquisitions after the effectiveness of this Agreement shall not exceed $30,000,000; and

                  (d) the Borrower or any Subsidiary of the Borrower may make any Acquisition from any Subsidiary of the Borrower in each case for consideration that is not in excess of the fair market value of the Property acquired in such Acquisition as determined in good faith by the chief financial officer of the Borrower.

                  Notwithstanding anything to the contrary contained in this
Section 6.03, during any Restricted Cash Compliance Period and so long as no Event of Default exists, the Borrower may make any Acquisition (so long as within the Borrower's line of business).

                  SECTION 6.04. Lines of Business. Neither the Borrower nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of designing, manufacturing, distributing, selling, leasing and servicing products used in commercial aircraft, business jets, buses and trains and servicing and acting as a broker in the sales and leases of such products together with any other business reasonably related to the foregoing.

                  SECTION 6.05. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Schedule IV Part B;

                  (b) operating deposit accounts with banks;

                  (c) Permitted Investments;


                      Amended and Restated Credit Agreement

                  (d) Investments by the Borrower in Subsidiaries of the Borrower in the ordinary course of business; provided that the aggregate amount of Customer Obligations (as defined in paragraph (h) below) that are not fully secured (whether by a perfected Lien on, or an indefeasible title retention to, the products so sold or leased, or otherwise) plus the aggregate fair market value of all Property (whether now owned or hereafter acquired) of the Borrower or any of its Subsidiaries (as determined in good faith by the chief financial officer of the Borrower) sold, assigned, transferred or otherwise disposed of on or after September 30, 2003 to any Minority-Owned Entities (as defined in paragraph (h) below) plus the aggregate book value (at the time of its transfer) of all Property (not including cash and not including any Property that is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders) transferred by the Borrower to any one or more Subsidiaries since September 30, 2003 shall not exceed in the aggregate at any one time outstanding the greater of (x) $10,000,000 and (y) 5% of Adjusted Net Worth as of the most recent Fiscal Date for which financial statements have been provided hereunder, provided further that such $10,000,000 figure shall be increased to $50,000,000 if the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Investment (and to all other Relevant Transactions), shall have been less than
         5.00 to 1;

                  (e) Investments by Subsidiaries of the Borrower in other Subsidiaries of the Borrower and in the Borrower;

                  (f) Interest Rate Protection Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

                  (g) Investments permitted by clause (c) of the last sentence of Section 6.03; and

                  (h) Investments of the Borrower and its Subsidiaries (i) in corporations, companies, limited liability companies, partnerships and other entities in each case that are not, or do not thereby become, Subsidiaries of the Borrower ("Minority-Owned Entities") or (ii) representing obligations of customers owing to the Borrower and its Subsidiaries in respect of the deferred purchase price of products or services sold or the leasing of products to customers and calculated as the excess (if any) of (x) the cost to the Borrower and its Subsidiaries of such products or services, as the case may be, over (y) the aggregate amount paid by such customer to the Borrower and its Subsidiaries in respect of such products or services, as the case may be ("Customer Obligations"), in each case in the ordinary course of business of the Borrower and its Subsidiaries as provided for in
         Section 6.04 hereof and on such terms as the management of the Borrower may determine in its reasonable business judgment, provided that the aggregate amount of such Customer Obligations that are not fully secured (whether by a perfected Lien on, or an indefeasible title retention to, the products so sold or leased, or otherwise) plus the aggregate fair market value of all Property (whether now owned or hereafter acquired) of the Borrower or any of its Subsidiaries (as determined in good faith by the chief financial officer of the Borrower) sold, assigned, transferred or otherwise disposed of on or after September 30, 2003 to any such Minority-Owned Entities plus the aggregate book value (at the time of its transfer) of all Property (not including cash and not including Property that is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders) transferred by the Borrower to any one or more Subsidiaries since September 30, 2003 shall not exceed in the aggregate at any one time outstanding the greater of (x) $10,000,000 and (y) 5% of Adjusted Net Worth as of the most recent Fiscal Date for which financial statements have been provided hereunder, provided further


                      Amended and Restated Credit Agreement
         that such $10,000,000 figure shall be increased to $50,000,000 if the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Investment (and to all other Relevant Transactions), shall have been less than 5.00 to 1.

                  Notwithstanding anything to the contrary contained in this
Section 6.05, during any Restricted Cash Compliance Period and so long as no Event of Default exists, the Borrower may make any Investment (so long as within the Borrower's line of business).

                  SECTION 6.06. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that, so long as (i) no Default shall have occurred and be continuing or result therefrom, and (ii) the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Restricted Payment (and to all other Relevant Transactions), shall have been less than 5.00 to 1, the Borrower may make Restricted Payments in cash in an amount up to but not exceeding in the aggregate the sum of

                  (A)  $25,000,000 plus
                                   ----

                  (B) the aggregate proceeds of the sale, assignment, transfer or other disposition of any shares of stock of Advanced Thermal Sciences Corporation in connection with an initial public offering of such shares of stock plus

                  (C) in any fiscal year of the Borrower, an aggregate amount up to but not exceeding 25% of the net earnings of the Borrower for the immediately preceding fiscal year ("Available Net Earnings"), provided, further, that any portion of Available Net Earnings not used for Restricted Payments in any fiscal year (the "Carry-Over Amount") may be used for Restricted Payments in the immediately succeeding fiscal year only, for which purpose Restricted Payments in any fiscal year shall be deemed to have been made first from Available Net Earnings, and only thereafter from any Carry-Over Amount, such Restricted Payments set forth in clauses (ii)(A) and (B) hereof not to exceed $75,000,000 in the aggregate.

                  Notwithstanding the foregoing, any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower from time to time. Notwithstanding anything to the contrary contained in this Section 6.06, during any Restricted Cash Compliance Period and so long as no Event of Default exists, the Borrower may make Restricted Payments.

                  SECTION 6.07. Transactions with Affiliates. Except as set forth in Schedule VII or as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly:
(a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate)


                      Amended and Restated Credit Agreement
providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

                  SECTION 6.08.  Certain Financial Covenants.

                  (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 1.15 to 1 during any period when the Borrower's Restricted Cash Balance is equal to or less than $70,000,000.

                  Notwithstanding anything to the contrary contained in this
Section 6.08(a), if there are no Loans outstanding under this Agreement, the provisions of this Section 6.08(a) shall not apply.

                  (b) Minimum Cash. The Borrower will not permit cash and cash equivalents (excluding amounts held in the Collateral Account in respect of outstanding Letters of Credit) to be less than $25,000,000 at any time.

                  SECTION 6.09. Modifications of Certain Documents. The Borrower will not consent to (a) any modification, supplement or waiver of any of the provisions of the Senior Subordinated Indentures or (b) to the creation of any class of preferred stock that has a mandatory redemption date prior to the Commitment Termination Date; provided that any Senior Subordinated Indenture may be amended in connection with, and to facilitate, the purchase, redemption, prepayment, defeasance or other retirement in full of the Indebtedness issued pursuant thereto, which purchase, redemption, prepayment, defeasance or other retirement is permitted hereunder.

                  SECTION 6.10.  Redemption of Senior and
                                 Senior Subordinated Indebtedness.

                  (a) Redemptions Generally. Except as permitted by Section 6.06, the Borrower will not prepay, redeem, effect a defeasance or covenant defeasance or otherwise retire any of the Indebtedness issued pursuant to the Senior Subordinated Indentures or the Senior Indenture.

                  (b) Synthetic Redemptions. The Borrower will not, and will not permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Indebtedness issued pursuant to the Senior Subordinated Indentures or the Senior 2003 Indenture, the payments required to be made by the Borrower or its Subsidiaries thereunder are limited to the amount permitted under Section 6.06 and (ii) in the case of any Synthetic Purchase Agreement, the obligations of the Borrower and the Subsidiaries thereunder are subordinated to the obligations under the Loan Documents on terms satisfactory to the Administrative Agent.

                  (c) Certain Exclusions. Notwithstanding anything to the contrary contained in Section 6.10(a) or Section 6.10(b), during any Restricted Cash Compliance Period and so long as no Event of Default exists, the provisions of Section 6.10(a) or Section 6.10(b) shall not apply. In addition, nothing in this Section 6.10 shall be deemed to prohibit any extension, renewal, refunding or refinancing of Indebtedness permitted under Section 6.01(j).


                      Amended and Restated Credit Agreement

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) The Borrower shall (i) default in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due (whether at stated maturity or upon mandatory or optional prepayment) or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due (whether at stated maturity or upon mandatory or optional prepayment or otherwise) and such default shall have continued unremedied for three or more Business Days; or

                  (b) The Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more, or in the payment when due of any amount aggregating $5,000,000 or more under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated in an amount aggregating $5,000,000 or more; or

                  (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) The Borrower shall default in the performance of any of its obligations under any of Sections 5.02(a), 5.06(d), 6.02, 6.03, 6.05, 6.06 or 6.08 or the Borrower shall default in the performance of any of its obligations under Section 5.03 of the Security Agreement; or the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (e) The Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or


                      Amended and Restated Credit Agreement

                  (f) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or
         (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition specified in Section 5.02(c) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Required Lenders, a Material Adverse Effect; or

                  (j) A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries of (or there shall have been asserted against the Borrower or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable


                      Amended and Restated Credit Agreement
         therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

                  (k) Any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act (other than Amin or Robert Khoury, their lineal descendants or trusts established by such Persons for their respective lineal descendants)) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the aggregate voting rights of the outstanding capital stock of the Borrower (on a fully diluted basis); or during any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (l) Except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect or the Borrower shall so assert, for whatever reason; or

                  (m) The Borrower shall fail to deliver a Borrowing Base Certificate as required under Section 5.01(g) and such failure shall continue for a period of 3 days.

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (f) or (g) of this Article, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                      Amended and Restated Credit Agreement

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may


                      Amended and Restated Credit Agreement
consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.



                      Amended and Restated Credit Agreement

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1400 Corporate Center Way, Wellington, FL 33414, Attention of Jeffrey P. Holtzman (Telecopy No.
         (561) 791-3966; Telephone No. (561) 791-5000);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Frank Giacalone, Loan and Agency Services Group (Telecopy No. (212) 552-5650; Telephone No.(212) 552-5949), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Vilma Francis (Telecopy No. (212) 270-4016; Telephone No. (212) 270-5484);

                  (c) if to the Issuing Lender, to it at 4 Metrotech Center, 8th Floor, Brooklyn, New York 11245, Attention of Rebecca McNally (Telecopy No. (718) 552-6537; Telephone No.(718) 242-3468); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02.  Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.


                      Amended and Restated Credit Agreement

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.16(d) without the consent of each Lender affected thereby, or

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

                  Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of Loans shall be effective against the Lenders unless the Required Lenders shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders shall be effective against the Lenders unless the Required Lenders shall have concurred with such waiver or modification.

                  (c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Administrative Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release the Borrower from its obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents with respect to all or substantially all of the collateral security provided thereby, except that


                      Amended and Restated Credit Agreement

                  (A) no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower), to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented,

                  (B) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent; and

                  (C) no such consent shall be required in order to allow the Administrative Agent to release the Lien covering the ownership interests which are subject to the requirements of Section 5.06(d).

                  SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release


                      Amended and Restated Credit Agreement
which shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents but only to the extent that such Release or threatened Release is directly or indirectly attributable to facts, circumstances or Releases of Hazardous Materials existing prior to the date of such possession or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04.  Successors and Assigns.

                  (a) Successors Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders.

                  (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior consent (such consent not to be unreasonably withheld) of the Borrower and the Administrative Agent,


                      Amended and Restated Credit Agreement
provided that (x) no such consent shall be required for an assignment of a Revolving Credit Commitment, Loan or LC Exposure by a Lender to an assignee that was a Lender prior to the completion of such assignment and (y) no such consent of the Borrower shall be required for an assignment to any assignee, if an Event of Default under clause (a), (b), (f) or (g) of Article VIII has occurred and is continuing.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment or Loans, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (f) or (g) of
         Article VIII has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording pursuant to paragraph (iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 0.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


                      Amended and Restated Credit Agreement

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b)(ii)(C) of this Section and any consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) Participations.

                  (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b), or the first proviso to Section 9.02(c), that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (e) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.


                      Amended and Restated Credit Agreement

                  SECTION 9.05. Survival All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements entered into by the Borrower with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


                      Amended and Restated Credit Agreement

                  SECTION 9.09.  Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


                      Amended and Restated Credit Agreement

             SECTION 9.12.  Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement at the time of such disclosure, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Successor Facility.This Agreement is intended to be a successor to the Existing Credit Agreement and to constitute the "Senior Credit Facility" under and for all purposes of each of the Senior Subordinated Notes Indentures.



                      Amended and Restated Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                          BE AEROSPACE, INC.


                          By      /s/ Thomas P. McCaffrey
                                  -----------------------
                          Name:   Thomas P. McCaffrey
                          Title:  Corporate Senior Vice President
                                  of Administration and Chief Financial Officer


                      Amended and Restated Credit Agreement

                          LENDERS

                          JPMORGAN CHASE BANK,
                          individually and as Administrative Agent


                           By /s/ Matthew H. Massie
                              ---------------------
                           Name: Matthew H. Massie
                           Title:  Managing Director



                      Amended and Restated Credit Agreement

                          GE CAPITAL CORPORATION



                          By /s/ Karl Kieffer
                             ----------------
                          Name: Karl Kieffer
                          Title:  Duly Authorized Signatory






                      Amended and Restated Credit Agreement

                          CREDIT SUISSE FIRST BOSTON,
                          Acting Through its Cayman Islands Branch



                          By /s/ Jay Chall
                             -------------
                          Name: Jay Chall
                          Title: Director



                          By /s/ Jennifer A. Pieza
                             ---------------------
                          Name: Jennifer A. Pieza
                          Title: Associate



                      Amended and Restated Credit Agreement